UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 10, 2010
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 10, 2010 Northern Graphite Corporation (“Northern”), a 51% owned subsidiary of Industrial Minerals, Inc. (the “Corporation”), announced that it has filed a preliminary prospectus with the securities regulatory authorities in the provinces of Ontario, British Columbia and Alberta in connection with a proposed initial public offering (“IPO”) of the Company’s common shares.

The proposed IPO will consist of a minimum of 2,000,000 and a maximum of 6,000,000 common shares at a price of $0.50, and is being made on a best efforts basis through Union Securities Ltd. as the Northern’s exclusive agent.  In connection with the IPO, Northern has applied to list its common shares on the TSX Venture Exchange. Listing on the TSX Venture Exchange is subject to Northern fulfilling all of the listing requirements of the Exchange, including distribution and financial requirements.

As part of the IPO and listing process, the Board of Directors of Northern has been reorganized to consist of Gregory Bowes, CEO of the Company, Ron Little, CEO of Orezone Gold Corporation, Jay Chmelauskas, President of Western Lithium Corp., Iain Scarr, VP-Development, Lithium One Inc., K. Sethu Raman Ph.D, Independent Mining Consultant and Donald Christie, CA, Partner, Alexander Capital Group Inc.

The securities of Northern described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any U.S. state securities laws and will not be offered or sold in the United States or to U.S. persons except in compliance with the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws or pursuant to an exemption therefrom.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated September 13, 2010	By:
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer